SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2014

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On May 14, 2014, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

I.	To elect 14 directors, each to serve for a one-year term.

II.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for 2014.

III.	To adjourn the Annual Meeting, if necessary, to solicit additional proxies.

The voting results for each proposal were:

PROPOSAL I. Election of 14 directors, each for a one-year term:

	FOR	WITHHELD	ABSTENTIONS	BROKER NON-VOTES
William D. Crona	1,072,285	0	0	0
Sammie D. Dixon, Jr.	1,070,285	2,000	0	0
Steven L. Evans	1,072,285	0	0	0
R. Randy Guemple	1,072,285	0	0	0
Chris L. Jensen, Jr.	1,070,285	2,000	0	0
Kathleen C. Jones	1,070,285	2,000	0	0
Robert H. Kirby	1,072,285	0	0	0
Frank L. Langston	1,072,285	0	0	0
Todd A. Patterson, D.O	1,072,285	0	0	0
L. Collins Proctor, Sr.	1,072,285	0	0	0
Garrison A. Rolle, M.D.	1,072,285	0	0	0
Steven D. Smith	1,072,285	0	0	0
Marjorie R. Turnbull	1,072,285	0	0	0
Richard A. Weidner	1,072,285	0	0	0

PROPOSAL II. Ratification of the selection Hacker, Johnson & Smith, P.A., as the independent auditors for the Company for 2014:

FOR	AGAINST	ABSTENTIONS
1,071,285	1,000	0

PROPOSAL III. Adjournment of the Annual Meeting, if necessary, to solicit additional proxies:

FOR	AGAINST	ABSTENTIONS
1,065,035	0	7,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Sammie D. Dixon, Jr.
Sammie D. Dixon, Jr.
Chief Executive Officer and President

Date: May 15, 2014